                                                                  EXHIBIT 4.1(b)




                     UNION PLANTERS MORTGAGE FINANCE CORP.,
                                  AS DEPOSITOR,

                           UNION PLANTERS BANK, N.A.,
                               AS MASTER SERVICER,

                            THE BANK OF NEW YORK, AS
                                     TRUSTEE

                                       AND

                            THE BANK OF NEW YORK, AS
                          CONTRACT OF INSURANCE HOLDER


                                   ---------


                  SERIES 1998-1 POOLING AND SERVICING AGREEMENT

                             DATED AS OF MAY 1, 1998


                                   ---------



                     UNION PLANTERS MORTGAGE FINANCE CORP.,

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1

         THIS SERIES 1998-1 POOLING AND SERVICING AGREEMENT, dated as of May 1, 1998, is made with respect to the formation of UPMFC Trust 1998-1 (the "Trust") among UNION PLANTERS MORTGAGE FINANCE CORP., a Delaware corporation (the "Depositor"), UNION PLANTERS BANK, N.A., a national banking association (in its capacity as master servicer, the "Master Servicer"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and THE BANK OF NEW YORK, a New York banking corporation, as contract of insurance holder (the "Contract of Insurance Holder") under this Agreement and the Standard Terms to Pooling and Servicing Agreement, May 1998 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement, with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.


                              PRELIMINARY STATEMENT

         The Depositor has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $380,958,124, to be known as the Mortgage Pass-Through Certificates, Series 1998-1 (the"Certificates"). The Certificates consist of 14 Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as two real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The Pooling REMIC will consist of the Distribution Account and the Assets listed on the Asset Schedule attached as Schedule I (as defined below) hereto. The Issuing REMIC will consist of the twelve Subaccounts designated as provided herein. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.


                                GRANTING CLAUSES

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under the Pooling and Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Servicing Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse (except as provided herein) and for the exclusive benefit of the Holders of the Certificates, all of the Depositor's right, title and interest in and to, and any and all benefits accruing to the Depositor from, (a) the Assets listed in Schedule I hereto, together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the Cut-off Date, including such scheduled payments received by the Depositor or Seller on or prior to the Cut-off Date, and Principal

Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the Cut-off Date; (b) the security interests in the Mortgaged Properties granted by the Obligors pursuant to the related Assets; (c) all funds relating to the Assets on deposit in the Certificate Account or the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) any and all rights, privileges and benefits accruing to the Depositor under the Sales Agreement with respect to the Assets (provided that the Depositor shall retain its rights to indemnification from the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy, VA Guaranty or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to make distributions on the Certificates as specified herein (the items referred to in clauses (a) through (e) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 1.        STANDARD TERMS; RESTATEMENT OF DECLARATION OF TRUST.

         (a) The Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder each acknowledge that the Standard Terms prescribe certain obligations of the Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder with respect to the Certificates. The Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

         (b) This Agreement amends and restates the Declaration of Trust in all respects. The Trustee will be acting not in its individual capacity but solely as Trustee hereunder. The office of the Trust Fund will be in the care of the Trustee at the Corporate Trust Office. The actions heretofore taken by the Trustee under the authority of the Declaration of Trust are hereby ratified and confirmed.

SECTION 2.        DEFINED TERMS.

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "Book-Entry Certificates": The Class A Certificates and Class X-1 Certificates.

         "Carryover Interest Amount": With respect to each Class of Subaccounts, Components, and Certificates and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts on previous Distribution Dates that remain unpaid.

         "Claims Administrator": Union Planters Bank, N.A., a national banking association, or any successor thereof.

         "Class A Certificates": The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, and Class A-5 Certificates.

         "Class A Subaccounts": Any or all, as appropriate, of the Class A-1, Class A-2, Class A-3, Class A-4, or Class A-5 Subaccounts.

         "Class B Certificates": The Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, and Class B-6 Certificates.

         "Class B Subaccounts": Any or all, as appropriate, of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, or Class B-6 Subaccounts.

         "Class R Certificates": The Class R Certificates, which represent beneficial ownership of both the Pooling REMIC Residual Interest and the Issuing REMIC Residual Interest.

         "Class R-1 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-1 Certificates, which will represent the Issuing REMIC Residual Interest.

         "Class R-2 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-2 Certificates, which will represent the Pooling REMIC Residual Interest.

         "Class X Certificates": The Class X-1 and Class X-2 Certificates, each created pursuant to Section 3 hereof.

         "Class X-2 Certificates": The Class X-2 Certificates created pursuant to Section 3 hereof, which represent beneficial ownership of the Class X-2 Components.

         "Class X-2 Components": The Class X-2-A1, X-2-A2, Class X-2-A3, Class X-2-A4, Class X-2-A5, Class X-2-B1, Class X-2-B2, Class X-2-B3, Class X-2-B4, Class X-2-B5, Class X-2-B6, and Class X-2-R Components, having the designations, initial Component Notional Balances, Component Pass-Through Rates and Final Scheduled Distribution Dates set forth below:

                                                                    FINAL
                       COMPONENT             COMPONENT            SCHEDULED
 COMPONENT              NOTIONAL            PASS-THROUGH         DISTRIBUTION
DESIGNATION             BALANCE                 RATE                DATE(5)
-----------            ---------            ------------         ------------
   X-2-A1         Class A-1 Subaccount           (1)             June 15, 2028
                  Principal Balance
   X-2-A2         Class A-2 Subaccount           (2)             June 15, 2028
                  Principal Balance
   X-2-A3         Class A-3 Subaccount           (3)             June 15, 2028
                  Principal Balance
   X-2-A4         Class A-4 Subaccount           (4)             June 15, 2028
                  Principal Balance
   X-2-A5         Class A-5 Subaccount           (5)             June 15, 2028
                  Principal Balance
   X-2-B1         Class B-1 Subaccount           (6)             June 15, 2028
                  Principal Balance
   X-2-B2         Class B-2 Subaccount           (6)             June 15, 2028
                  Principal Balance
   X-2-B3         Class B-3 Subaccount           (6)             June 15, 2028
                  Principal Balance
   X-2-B4         Class B-4 Subaccount           (6)             June 15, 2028
                  Principal Balance
   X-2-B5         Class B-5 Subaccount           (6)             June 15, 2028
                  Principal Balance
   X-2-B6         Class B-6 Subaccount           (6)             June 15, 2028
                  Principal Balance
   X-2-R          Class R Subaccount             (6)             June 15, 2028
                  Principal Balance

                  (1) The Pass-Through Rate for the Class X-2-A1 Component shall equal the Pass-Through Rate on the Subaccounts less the sum of
         (a) the Class X-1 Pass-Through Rate and (b) 6.350%.

                  (2) The Pass-Through Rate for the Class X-2-A2 Component shall equal the Pass-Through Rate on the Subaccounts less the sum of
         (a) the Class X-1 Pass-Through Rate and (b) 6.450%.

                  (3) The Pass-Through Rate for the Class X-2-A3 Component shall equal the Pass-Through Rate on the Subaccounts less the sum of
         (a) the Class X-1 Pass-Through Rate and (b) 6.600%.

                  (4) The Pass-Through Rate for the Class X-2-A4 Component shall equal the Pass-Through Rate on the Subaccounts less the sum of
         (a) the Class X-1 Pass-Through Rate and (b) 6.800%.

                  (5) The Pass-Through Rate for the Class X-2-A5 Component shall equal the Pass-Through Rate on the Subaccounts less the sum of
         (a) the Class X-1 Pass-Through Rate and (b) 6.750%.

                  (6) The Pass-Through Rate for each of the Class X-2-B1, Class X-2-B2, Class X-2-B3, Class X-2-B4, Class X-2-B5, Class X-2-B6, and Class X-2-R Components shall equal the Pass-Through Rate on the Subaccounts less the sum of (a) the Class X-1 Pass-Through Rate and (b) 6.950%.

         "Class X-2 Component Interest Amount": With respect to any Distribution Date, the aggregate amount of interest accrued on the Class X-2 Components on their related Class X-2 Component Notional Balances.

         "Closing Date": May 28, 1998.

         "Contract of Insurance Holder": The Bank of New York, a New York banking corporation, or any successor appointed as herein provided. Notices to the Contract of Insurance Holder shall be sent to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: UPMFC Trust 1998-1, or its successor in interest.

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee".

         "Corresponding Certificates": For any Subaccount, the Class of Certificates bearing the same letter and numerical designation as that borne by such Subaccount.

         "Corresponding Subaccount" For any Class of Certificates (other than the Class X Certificates, for which there are no Corresponding Subaccounts), the Subaccount bearing the same letter and numerical designation as that borne by such Class.

         "Credit Support Depletion Date": The first Distribution Date on which the Certificate Principal Balances of each Class of the Class B Certificates equals zero.

         "Cut-off Date": May 1, 1998.

         "Declaration of Trust": The declaration of trust, dated May 28, 1998, by and between The Bank of New York, as settlor, and The Bank of New York, as trustee, which established the Trust Fund.

         "Determination Date": With respect to any Distribution Date, the 15th calendar day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

         "Due Date": With respect to any Distribution Date, the first calendar day of the month in which such Distribution Date occurs.

         "ERISA Restricted Certificates": The Class B, Class X-2, and Class R Certificates.

         "Interest Accrual Period": With respect to each Distribution Date and with respect to the Class X-1 Certificates and the Class X-2 Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Class X-1 Certificates and the Class X-2 Certificates will be computed on the basis of a 360-day year consisting of twelve 30- day months. The Interest Accrual Period with respect to all other Classes of Certificates will be as provided in the Standard Terms.

         "Interest Distribution Amount": For any Class of Subaccounts, any Class of Components, and any Class of Certificates other than the Class X-2 Certificates on any Distribution Date, interest accrued on such Class during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Subaccount Principal Balance, Component Notional Balance, Certificate Principal Balance or Notional Principal Amount, as the case may be, less Net Interest Shortfalls. With respect to the Class X-2 Certificates on any Distribution Date, the Class X-2 Component Interest Amount less Net Interest Shortfalls.

         "Issuing REMIC": The Trust REMIC consisting of the Subaccounts.

         "Issuing REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

         "Net Interest Shortfalls": With respect to each Distribution Date, the sum of (i) Soldiers' and Sailors' Shortfalls and (ii) Due Date Interest Shortfalls, less Compensating Interest, each for the related Collection Period.

         "Notional Principal Amount": The Notional Principal Amount of the Class X-1 Certificates on any date shall equal the sum of all of the Subaccount Principal Balances on such date. The Notional Principal Amount of the Class X-2 Certificates on any date shall equal the sum of the Component Notional Balances for each Class of Components.

         "Pass-Through Rate": With respect to each Class of Certificates (other than the Class X-2 Certificates), on any Distribution Date, the per annum rate for such Class set forth in the table in Section 3 hereof. With respect to any Subaccount on any Distribution Date, the then applicable Weighted Average Net Asset Rate.

         "Pooling REMIC": The Trust REMIC consisting of the Assets and the Distribution Account.

         "Pooling REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Pooling REMIC.

         "Principal Distribution Amount": The sum of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount.

         "Private Certificates": The Class B, Class X-2 and Residual
Certificates.

         "Pro Rata Portion": With respect to any Distribution Date and Class of Subordinate Certificates, the amount equal to the fraction, the numerator of which is such Class' Class Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of the Class B Certificates immediately prior to such Distribution Date.

         "Rating Agency": Each of Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, New York 10004, and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

         "Realized Loss": (a) With respect to each Mortgage Loan for which a Default has occurred and a Foreclosure Advance has been made, the excess, if any, of the aggregate of all Advances made with respect to such Mortgage Loan over all recoveries, including recoveries in respect of the related FHA Insurance or VA Guaranty, as applicable, made in respect of such Mortgage Loan,
(b) with respect to any Liquidated Loan, (1) the Unpaid Principal Balance of the Liquidated Loan, plus accrued and unpaid interest on such Liquidated Loan, plus amounts reimbursable to the Master Servicer for previously unreimbursed Advances, minus (2) Net Liquidation Proceeds collected in respect of the Liquidated Loan, and (c) the excess, if any, of (1) the aggregate Certificate Principal Balance of the Class A, Class R and Class B Certificates after giving effect to distributions of principal on such Distribution Date over (2) the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Due Period.

         "Regular Certificates": The Class A Certificates, Class B Certificates, and Class X Certificates.

         "Residual Certificates": The Class R Certificates or, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-1 Certificates and Class R-2 Certificates.

         "Rule 144A Certificates": The Class B Certificates, Class X-2 Certificates and Residual Certificates.

         "Scheduled Principal Balance": With respect to any Mortgage Loan as of any Due Date, the principal balance thereof as of the Cut-off Date stated in the related amortization schedule at the time relating thereto, after giving effect to all principal due since the Cut-off Date to and including such Due Date less any partial prepayments with respect to such Mortgage Loan prior to such Due Date.

         "Senior Accelerated Distribution Percentage": For any Distribution Date occurring prior to the Distribution Date in June 2003, 100%, and for any Distribution Date on or after the June 2003 Distribution Date will be as follows:

                  (i) for any Distribution Date from June 2003 through May 2004, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date;

                  (ii) for any Distribution Date from June 2004 through May 2005, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date;

                  (iii) for any Distribution Date from June 2005 through May 2006, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date;

                  (iv) for any Distribution Date from June 2006 through May 2007, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and

                  (v) for any Distribution Date after May 2007, the Senior Percentage for such Distribution Date;

provided, however, that on any Distribution Date on which the Senior Percentage exceeds 97.25%, the Senior Accelerated Distribution Percentage for such Distribution Date will equal 100%.

         Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless
(i) the average monthly percentage of Mortgage Loans delinquent 90 days or more over the last six months (calculated as the arithmetic mean of the percentage values for each of the preceding six months determined by dividing the aggregate outstanding Scheduled Principal Balance of Mortgage Loans 90 days or more delinquent in that month by the aggregate outstanding Certificate Principal Balance of the Class B Certificates in that month, after giving effect to distributions in such month) is less than 200%, and (ii) aggregate Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date, are less than 15%, 20%, 25%, 30% or 35%, respectively, of the sum of the initial Certificate Principal Balance of the Class B Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Accelerated Distribution Percentage will equal 0%.

         "Senior Certificates": The Class R, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class X Certificates.

         "Senior Percentage": On the initial Distribution Date, 97.25%, and thereafter for each succeeding Distribution Date will be recalculated to equal the percentage equal to the aggregate

Certificate Principal Balance of the Senior Certificates (other than the Class X Certificates) immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to the first day of the related Due Period; subject to a cap of 100%.

         "Senior Principal Distribution Amount": With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount allocable to each Class of the Senior Certificates and (b) the sum of the amounts described in clauses (i) through (ii) below.

         (i)      the product of (A) the then-applicable Senior Percentage and
(B) the sum of the principal portion of all Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date; plus

         (ii) the product of (A) the then-applicable Senior Accelerated Distribution Percentage and (B) all unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds).

         "Senior Subaccounts": The Class R, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Subaccounts.

         "Servicing Fee Rate": 1.00% per annum.

         "Subaccount": Each of the following twelve subaccounts established solely for purposes of the REMIC Provisions by the Trustee, which have the Pass-Through Rates and initial Subaccount Principal Balances set forth below:

                                                                 INITIAL
                                PASS-THROUGH                    SUBACCOUNT
              SUBACCOUNT            RATE                    PRINCIPAL BALANCE
              ----------            ----                    -----------------
                  A-1               (1)                        $198,644,000
                  A-2               (1)                        $ 19,915,000
                  A-3               (1)                        $ 66,363,000
                  A-4               (1)                        $ 66,347,000
                  A-5               (1)                        $ 19,160,000
                  B-1               (1)                        $  1,904,000
                  B-2               (1)                        $    952,000
                  B-3               (1)                        $    952,000
                  B-4               (1)                        $  1,904,000
                  B-5               (1)                        $  1,904,000
                  B-6               (1)                        $  2,913,024
                  R                 (1)                        $        100

                  (1) The Pass-Through Rate on each Subaccount for any Distribution Date shall be equal to the Weighted Average Net Asset Rate.

         The final scheduled Distribution Date for each Subaccount is the June, 2028 Distribution Date. For purposes of Treasury Regulation Section 1.860G-1(a)(4), the latest possible maturity date for each of the Subaccounts shall be the June, 2028 Distribution Date.

         "Subaccount Principal Balance": With respect to each Subaccount, on any date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount in reduction of its Subaccount Principal Balance pursuant to Sections 5(a) and 6 hereof.

         "Subordinate Certificates": The Class B Certificates.

         "Subordinate Percentage": 100% less the Senior Percentage.

         "Subordinate Principal Distribution Amount": With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount allocable to the Senior Certificates, the Senior Principal Distribution Amount and the Interest Distribution Amount allocable to the Subordinate Certificates and (b) the sum of the amounts described in clauses (i) through (ii) below:

         (i) the product of (A) the then-applicable Subordinate Percentage and
(B) the principal portion of all Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date; plus

         (ii) the portion of all unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds) allocable to the Subordinate Certificates.

         "Trustee": The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to Corporate Trust Department, 101 Barclay Street, New York, New York 10286, Attn: UPMFC Trust 1998-1 (the "Corporate Trust Office"), or its successor in interest.

         "Trustee Fee Rate": 0.012% per annum.

         "Trust REMIC": Each of the Pooling REMIC and the Issuing REMIC.

         "Underwriter": Morgan Stanley & Co. Incorporated (whose address is 1585 Broadway, New York, New York 10036).

         "Weighted Average Net Asset Rate": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Mortgage Loans that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate and the Trustee Fee Rate.

SECTION 3.        CERTIFICATES.

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $380,958,124 except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in fourteen Classes having the designations, initial Certificate Principal Balances, initial Notional Principal Amounts, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:

                    INITIAL                                           FINAL
                  CERTIFICATE                                       SCHEDULED
                   PRINCIPAL         PASS THROUGH                 DISTRIBUTION
DESIGNATION         BALANCE               RATE                       DATE(5)
-----------       -----------        ------------                 ------------
    A-1          $198,644,000            6.350%                   June 15, 2028
    A-2          $ 19,915,000            6.450%                   June 15, 2028
    A-3          $ 66,363,000            6.600%                   June 15, 2028
    A-4          $ 66,347,000            6.800%                   June 15, 2028
    A-5          $ 19,160,000            6.750%                   June 15, 2028
    B-1          $  1,904,000            6.950%                   June 15, 2028
    B-2          $    952,000            6.950%                   June 15, 2028
    B-3          $    952,000            6.950%                   June 15, 2028
    B-4          $  1,904,000            6.950%                   June 15, 2028
    B-5          $  1,904,000            6.950%                   June 15, 2028
    B-6          $  2,913,024            6.950%                   June 15, 2028
    X-1                      (1)               (2)                June 15, 2028
    X-2                      (1)               (3)                June 15, 2028
    R(4)         $        100            6.950%                   June 15, 2028

                  (1) Each of the Class X-1 and Class X-2 Certificates shall have no Certificate Principal Balance, and will bear interest based on their Notional Principal Amount.

                  (2) The Pass-Through Rate for the Class X-1 Certificates on each Distribution Date will be equal to the product of (a) the excess of (i) the Weighted Average of the Pass-Through Rate on the Subaccounts for such Distribution Date over (ii) 6.950% per annum and
         (b) 0.52356.

                  (3) The Class X-2 Certificates represent beneficial ownership of the Class X-2 Components. The Class X-2 Certificates have no Pass-Through Rate, but will be entitled to receive, on each Distribution Date, the Class X-2 Component Interest Amount.

                  (4) The Class R Certificates shall represent the beneficial ownership of the residual interest in both the Pooling REMIC and the Issuing REMIC. Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 9(b) hereof, the Class R-1 registered Certificates shall have a Certificate Principal Balance of $100 (unless previously paid) and a Pass-Through Rate of 6.950%, and shall represent the residual interest in the Issuing REMIC, and the Class R-2 Certificates shall have no Certificate Principal Balance and no Pass-Through Rate and shall represent the residual interest in the Pooling REMIC.

                  (5) For purposes of Treasury Regulation Section 1.860G-1(a)(4), the latest possible maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.

SECTION 4.        DENOMINATIONS.

         The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof, in respect of the Class A Certificates, and in minimum denominations of $1,000,000 Notional Principal Amount and integral multiples of $1,000,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the Notional Principal Amount thereof in respect of the Class X-1 Certificates.

         The Class B, Class X-2 and the Residual Certificates will be issued in certificated, fully registered form. Each Class of the Class B Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that on Certificate of each Class may be issued in a different denomination that evidences the remainder of the aggregate initial Certificate Principal Balance of each such Class. The Class X-2 Certificates and the Residual Certificates will be issued in minimum Percentage Interests equal to 10%.

SECTION 5.        DISTRIBUTIONS.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate the Available Distribution Amount to the various Subaccounts, in the following manner and in the following order of priority:

                  (i) First, concurrently, to each Senior Subaccount, (A) first, its Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among the Senior Subaccounts pro rata based on their respective Interest Distribution Amounts, and (B) second, the related Carryover Interest Amount for such Distribution Date, if any, with the Available Distribution Amount being allocated among the Senior Subaccounts pro rata based on their respective Carryover Interest Amounts;

                  (ii) Second, to the Senior Subaccounts, the Senior Principal Distribution Amount allocated sequentially to the Senior Subaccounts first to the Class R Subaccount and thereafter to the Class A Subaccounts in the order of their numerical designations, in each case in reduction of the Subaccount Principal Balance of each such Subaccount, until it has been reduced to zero; provided, however, that on any Distribution Date on which either
         (A) the Pool Scheduled Principal Balance is less than the aggregate Subaccount Principal Balance of the Senior Subaccounts immediately prior to such Distribution Date or (B) is the Credit Support Depletion Date, the Senior Principal Distribution Amount will be allocated among the Senior Subaccounts pro rata based upon their respective Subaccount Principal Balances;

                  (iii) Third, to the Class B-1 Subaccount, the related Interest Distribution Amount for such Distribution Date;

                  (iv) Fourth, to the Class B-1 Subaccount, the Corresponding Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the related Subaccount Principal Balance, until it has been reduced to zero;

                  (v) Fifth, to the Class B-2 Subaccount, the related Interest Distribution Amount for such Distribution Date;

                  (vi) Sixth, to the Class B-2 Subaccount, the Corresponding Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the related Subaccount Principal Balance, until it has been reduced to zero;

                  (vii) Seventh, to the Class B-3 Subaccount, the related Interest Distribution Amount for such Distribution Date;

                  (viii) Eighth, to the Class B-3 Subaccount, the Corresponding Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the related Subaccount Principal Balance, until it has been reduced to zero;

                  (ix) Ninth, to the Class B-4 Subaccount, the related Interest Distribution Amount for such Distribution Date;

                  (x) Tenth, to the Class B-4 Subaccount, the Corresponding Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the related Subaccount Principal Balance, until it has been reduced to zero;

                  (xi) Eleventh, to the Class B-5 Subaccount, the related Interest Distribution Amount for such Distribution Date;

                  (xii) Twelfth, to the Class B-5 Subaccount, the Corresponding Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the related Subaccount Principal Balance, until it has been reduced to zero;

                  (xiii) Thirteenth, to the Class B-6 Subaccount, the related Interest Distribution Amount for such Distribution Date;

                  (xiv) Fourteenth, to the Class B-6 Subaccount, the Corresponding Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the related Subaccount Principal Balance, until it has been reduced to zero; and

                  (xv) Finally, any remainder to Holders of the Pooling REMIC Residual Interest.

         (b) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(a) above, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts, and shall distribute such amounts in the following manner and in the following order of priority:

                  (i) First, concurrently, to each Class of Senior Certificates, its Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Interest Distribution Amounts for such Distribution Date;

                  (ii) Second, to the Senior Certificates (other than the Class X Certificates), the Senior Principal Distribution Amount allocated first to the Class R Certificates and next sequentially to each Class of the Class A Certificates in the order of their numerical designations, in each case in reduction of the Certificate Principal Balance of each such Class, until it has been reduced to zero; provided, however, that on any Distribution Date which is on or after the Credit Support Depletion Date, the Senior Principal Distribution Amount will be allocated among the Senior Certificates (other than the Class X Certificates) pro rata based upon their respective Certificate Principal Balances immediately prior to such Distribution Date;

                  (iii) Third, to the Class B-1 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (iv) Fourth, to the Class B-1 Certificates, the Class B-1 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (v) Fifth, to the Class B-2 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (vi) Sixth, to the Class B-2 Certificates, the Class B-2 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (vii) Seventh, to the Class B-3 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (viii) Eighth, to the Class B-3 Certificates, the Class B-3 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (ix) Ninth, to the Class B-4 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (x) Tenth, to the Class B-4 Certificates, the Class B-4 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xi) Eleventh, to the Class B-5 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (xii) Twelfth, to the Class B-5 Certificates, the Class B-5 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xiii) Thirteenth, to the Class B-6 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (xiv) Fourteenth, to the Class B-6 Certificates, the Class B-6 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xv)     Fifteenth, to the Trustee, for any unpaid expenses;
         and

                  (xvi) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (c) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class B Certificates issued on or after the Closing Date in certificated, fully-registered form, the registered owner of Class A Certificates or Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000, and (B) with respect to the Residual Certificates or Class X Certificates, the registered owner of the Residual Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section 9.01 of the Standard Terms.

         (d) (1) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

         (2) Any amounts remaining in the Subaccounts on any Distribution Date after all distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

SECTION 6.        ALLOCATION OF REALIZED LOSSES.

         On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, Realized Losses, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

                  (i) First, to the Class B-6 Subaccount, to be applied in reduction of the Subaccount Principal Balance of such Subaccount, until the Subaccount Principal Balance has been reduced to zero;

                  (ii) Second, to the Class B-5 Subaccount, to be applied in reduction of the Subaccount Principal Balance of such Subaccount, until the Subaccount Principal Balance has been reduced to zero;

                  (iii) Third, to the Class B-4 Subaccount, to be applied in reduction of the Subaccount Principal Balance of such Subaccount, until the Subaccount Principal Balance has been reduced to zero;

                  (iv) Fourth, to the Class B-3 Subaccount, to be applied in reduction of the Subaccount Principal Balance of such Subaccount, until the Subaccount Principal Balance has been reduced to zero;

                  (v) Fifth, to the Class B-2 Subaccount, to be applied in reduction of the Subaccount Principal Balance of such Subaccount, until the Subaccount Principal Balance has been reduced to zero;

                  (vi) Sixth, to the Class B-1 Subaccount, to be applied in reduction of the Subaccount Principal Balance of such Subaccount, until the Subaccount Principal Balance has been reduced to zero; and

                  (vii) Finally, to each Class A Subaccount, pro rata, to be applied in reduction of the Subaccount Principal Balances of such Subaccounts, until each such Subaccount Principal Balance has been reduced to zero.

         Realized Losses allocated to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class A Subaccounts pursuant to this Section 6 shall be allocated to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class A Certificates, respectively, until the Certificate Principal Balance of each such Class has been reduced to zero.

SECTION 7.        REMITTANCE REPORTS.

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:

                  (1) the Interest Distribution Amount for each Class for such Distribution Date and the Carryover Interest Amount, for each Class of the Certificates for such Distribution Date;

                  (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class (which will be equal to the amount to be allocated on such Distribution Date on the Corresponding Subaccount to be applied to reduce the Subaccount Principal Balance of such Subaccount), separately identifying any portion of such amount attributable to any prepayments;

                  (3) the aggregate amount, if any, to be distributed on the Residual Certificates;

                  (5) the Certificate Principal Balance of each Class of the Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) after giving effect to the distributions to be made on such Distribution Date; and

                  (6) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to all distributions to be made on such Distribution Date.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A, Class R or Class B Certificate, as a dollar amount per $1,000 denomination, and in the case of the Class X Certificates, as a dollar amount per $1,000,000 Notional Principal Amount denomination.

         (b) In addition to mailing a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with Section
4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to the Underwriter (to the attention of the person, if any, reported to the Trustee by the Underwriter), to the Seller and to The Bloomberg (to the address and to the person, if any specified to the Trustee by the Underwriter). The Trustee shall not be obligated to mail any

Remittance Report to The Bloomberg unless and until the Underwriter shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

SECTION 8.        MASTER SERVICER MAY RETAIN SERVICING FEES FROM COLLECTIONS.

         The Master Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account.

SECTION 9.        REMIC ADMINISTRATION.

         (a) For purposes of the REMIC Provisions, all of the Certificates (except the Class X-2 Certificates and the Residual Certificates) and each of the Class X-2 Components, will be designated as the "regular interests" in the Issuing REMIC, the twelve Subaccounts will be designated as the "regular interests" in the Pooling REMIC, the Class R Certificates will be designated as the "residual interest" in each of the Issuing REMIC and the Pooling REMIC and, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with
Section 9(b) below, the Class R-1 Certificates will be designated as the "residual interest" in the Issuing REMIC and the Class R-2 Certificates will be designated as the "residual interest" in the Pooling REMIC.

         (b) Upon the request of any registered Holder of a Class R Certificate, the Trustee shall issue to such Holder two separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate and a Class R-2 Certificate), in substantially the forms of Exhibit R-1 and Exhibit R-2 attached hereto. In the event that the Class R Certificates are exchanged for separately transferrable Class R-1 and Class R-2 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC, (2) the Class R-2 Certificates will be designated as the residual interest in the Pooling REMIC, (3) the Holders of a majority of the Percentage Interest in the Class R-1 Certificates together with the Holders of a majority of the Percentage Interest in the Class R-2 Certificates will have the option to make a Terminating Purchase given to the Holders of a majority of the Percentage Interest in the Residual Certificates pursuant to Section 9.01 of the Standard Terms, and (4) the restrictions on the transfer of a Residual Certificate provided in the Standard Terms will apply to both the Class R-1 and the Class R-2 Certificates.

SECTION 10.       VOTING RIGHTS.

         The Voting Rights applicable to the Certificates shall be allocated one-third of 1% to each of the Class R Certificates, the Class X-1 Certificates and the Class X-2 Certificates, and 99% to each Class of the Class A Certificates and the Class B Certificates, in proportion with their respective Certificate Principal Balances on any date of determination.

SECTION 11.       GOVERNING LAW.

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of New York and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of New York, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 12.       FORMS OF CERTIFICATES.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 13.       COUNTERPARTS.

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 14.       ENTIRE AGREEMENT.

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder each have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                                    UNION PLANTERS MORTGAGE FINANCE
                                    CORP., AS DEPOSITOR

                                    By: /s/ Joel R. Katz
                                       -----------------------------------------
                                    Name: Joel R. Katz
                                    Title: President


                                    UNION PLANTERS BANK, N.A., AS MASTER
                                    SERVICER

                                    By: /s/ James K. Plunkett
                                       -----------------------------------------
                                    Name: James K. Plunkett
                                    Title: Senior Vice President


                                    THE BANK OF NEW YORK, AS TRUSTEE

                                    By: /s/ Franklin Austin
                                       -----------------------------------------
                                    Name: Franklin Austin
                                    Title: Assistant Vice President


                                    THE BANK OF NEW YORK, AS CONTRACT OF
                                    INSURANCE HOLDER

                                    By: /s/ Franklin Austin
                                       -----------------------------------------
                                    Name: Franklin Austin
                                    Title: Assistant Vice President
ACKNOWLEDGED AND AGREED
-----------------------


UNION PLANTERS BANK, N.A., AS
CLAIMS ADMINISTRATOR

By: /s/ James K. Plunkett
   ----------------------------
Name: James K. Plunkett
Title: Senior Vice President

STATE OF TENNESSEE         )
                           )   s.
COUNTY OF SHELBY           )


         The foregoing instrument was acknowledged before me in the County of Shelby this 26th day of May, 1998 by Joel R. Katz, the President of Union Planters Mortgage Finance Corp., a Delaware corporation, on behalf of the corporation.


                           /s/ Deborah K. McDaniel
                           -----------------------------------
                                       Notary Public


My Commission expires:  March 27, 2001




STATE OF NEW YORK          )
                           )   s.
COUNTY OF NEW YORK         )


         The foregoing instrument was acknowledged before me in the County of New York this 27th day of May, 1998 by James K. Plunkett, a Senior Vice President of Union Planters Bank, N.A., a national banking association, on behalf of the association.


                           /s/ Andrea L. Howell
                           -----------------------------------
                                       Notary Public

My Commission expires:  November 10, 1999

STATE OF NEW YORK          )
                           )   s.
COUNTY OF NEW YORK         )


         The foregoing instrument was acknowledged before me in the City of New York, this 27th day of May, 1998, by Franklin Austin, an Assistant
Vice President of The Bank of New York, a New York banking corporation, on behalf of the corporation.

                           /s/ Andrea L. Howell
                           -----------------------------------
                                       Notary Public

My Commission expires:  November 10, 1999



STATE OF NEW YORK          )
                           )   s.
COUNTY OF NEW YORK         )


         The foregoing instrument was acknowledged before me in the County of New York this 27th day of May, 1998 by Franklin Austin, an Assistant
Vice President of The Bank of New York, a New York banking corporation, on behalf of the corporation.


                            /s/ Andrea L. Howell
                           -----------------------------------
                                       Notary Public

My Commission expires:  November 10, 1999

                         INDEX TO SCHEDULES AND EXHIBITS


SCHEDULE I        Mortgage Loan Schedule
EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-3 Certificate
EXHIBIT A-4       Form of Class A-4 Certificate
EXHIBIT A-5       Form of Class A-5 Certificate
EXHIBIT X-1       Form of Class X-1 Certificate
EXHIBIT X-2       Form of Class X-2 Certificate
EXHIBIT B-1       Form of Class B-1 Certificate
EXHIBIT B-2       Form of Class B-2 Certificate
EXHIBIT B-3       Form of Class B-3 Certificate
EXHIBIT B-4       Form of Class B-4 Certificate
EXHIBIT B-5       Form of Class B-5 Certificate
EXHIBIT B-6       Form of Class B-6 Certificate
EXHIBIT R         Form of Class R Certificate